Exhibit 5.1
212-373-3000
212-757-3990
August 11, 2009
Emdeon Inc.
3055 Lebanon Pike, Suite 1000
Nashville, TN 37214
Emdeon Inc.
Registration Statement on Form S-1
(incorporating Registration Statement on Form S-1
Commission File No. 333-153451)
Ladies and Gentlemen:
     We have acted as special counsel to Emdeon Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), of the Company, filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement and the related registration statement (Registration No. 333-153451) relate to the registration under the Act of (i) up to 10,725,000 shares (the “Primary Shares”) of the Company’s Class A common stock, par value $0.00001 (the “Class A common stock”), that may be offered by the Company and (ii) up to 16,530,000 shares of the Company’s Class A common stock that may be offered by certain stockholders (the “Selling Stockholders”) of the Company (including shares that may be sold by the Selling Stockholders upon the exercise of the underwriters’ over-allotment option) (the “Secondary Shares”).
     In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
     1. the Registration Statement and related registration statement (Registration No. 333-153451);
     2. the form of the Underwriting Agreement (the “Underwriting Agreement”), which is incorporated into the Registration Statement by reference;
     3. the Reorganization Agreement dated August 4, 2009, by and among the Company, EBS Master LLC and the other parties named therein (the “Reorganization Agreement”);
     4. the Agreement and Plan of Merger dated August 5, 2009, by and among the Company, EBS Holdco II, LLC and H&F Harrington Inc.; and
     5. the Agreement and Plan of Merger dated August 5, 2009, by and among the Company, EBS Holdco I, LLC and EBS Acquisition II, LLC.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including the amended and restated certificate of incorporation of the Company and the amended and restated by-laws of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Primary Shares and Secondary Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.
     In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
     Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:
     1. The Primary Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and the related registration statement and in accordance with the terms of the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and non-assessable.
     2. The Secondary Shares have been duly authorized by all necessary corporate action on the part of the Company and were validly issued, fully paid and non-assessable.
     The opinions expressed above are limited to the General Corporation Law of the State of Delaware.
     We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP